UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 5, 2009
MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646

(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 5, 2009, Michael Baker Corporation (the “Corporation”) extended the Rights Agreement, dated November 16, 1999, by and between the American Stock Transfer and Trust Company, a New York corporation (“ASTTC”), and the Corporation (the “Rights Agreement”). The Amendment to the Rights Agreement (the “Amendment”) is effective November 5, 2009. The Amendment extends the term of the Rights Agreement to November 16, 2012 and updates the addresses for notices sent pursuant to the Rights Agreement. No other changes were made to the terms of the Rights Agreement as currently in effect.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed hereto as Exhibit 4.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

4.1	Amendment to Rights Agreement dated November 5, 2009 between Michael Baker Corporation and American Stock Transfer and Trust Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION
By:	/s/ H. James McKnight
H. James McKnight
Chief Legal Officer, Executive Vice President and Corporate Secretary
Date: November 6, 2009

EXHIBIT INDEX

Number	Description	Method of Filing

4.1	Amendment to Rights Agreement dated November 5, 2009, between Michael Baker Corporation and American Stock Transfer and Trust Company	Filed herewith.